UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

John Marshall Bancorp, Inc.

(Exact name of registrant as specified in its charter)

-
Virginia	001-41315	81-5424879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1943 Isaac Newton Square, Suite 100

Reston, Virginia 20190

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 584-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	JMSB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

John Marshall Bancorp, Inc. (the “Company”) will hold its Annual Meeting of Shareholders on June 16, 2026 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company will vote on the proposals described in the Company’s proxy statement for the Annual Meeting. A copy of the presentation will be made available on the Investor Relations section of the Company’s website (http://investor.johnmarshallbank.com/) and is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

99.1	2026 Annual Meeting of Shareholders Presentation Materials
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN MARSHALL BANCORP, INC.

Date: June 16, 2026	By:	/s/ Kent D. Carstater
Kent D. Carstater Senior Executive Vice President, Chief Financial Officer